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                                  EXHIBIT 23.1

[LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 31, 2006 on the audit of the financial statements of Sirius Laboratories, Inc. for the year ended December 31, 2005, in an SEC Form 8-K/A for DUSA Pharmaceuticals, Inc. related to the merger between DUSA Pharmaceuticals, Inc. and Sirius Laboratories, Inc. to be filed on August 15, 2006.

                                        /s/ ALTSCHULER, MELVOIN AND GLASSER LLP

                                        Chicago, Illinois
                                        August 15, 2006